Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 (File No 333-147138) of Omega Navigation Enterprises Inc. and in the related Prospectus, of our report dated July 15, 2010, with respect to the consolidated financial statements of Omega Navigation Enterprises Inc. included in this Annual Report (Form 20-F) for the year ended December 31, 2009.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

July 15, 2010
Athens, Greece

SK 23286 0002 1116470